Bed Bath & Beyond, Inc. Reports Eighth Consecutive Quarter of Measurable Improvement Toward Profitability

Q4 Reflects Strengthening Revenue Trends, Sustained Margin Expansion and a $118 Million Year-Over-Year Improvement in Operating Cash Flow Use

MURRAY, Utah - February 23, 2026 - Bed Bath & Beyond, Inc. (NYSE:BBBY), owner of Bed Bath & Beyond, Overstock, buybuy BABY, Kirkland’s Home and a blockchain asset portfolio, today reported financial results for the fourth quarter and full year ended December 31, 2025.

The Company delivered its eighth consecutive quarter of measurable improvement toward profitability, reflecting continued margin expansion, disciplined cost management and consistent progress across key operating metrics.

The Company has successfully built the base of its business through disciplined retail execution. We are building the first Everything Home Company designed to make homeownership and living simpler through a disciplined, interconnected ecosystem.

Fourth Quarter 2025 Results
Fourth quarter net revenue was $273 million, representing a 9.8% decrease year-over-year. Excluding the impact of the Company’s exit from Canada (non-GAAP), revenue declined 6.4% year-over-year.

Importantly, the rate of revenue decline continued to narrow as the year progressed. While full year 2025 revenue declined 25.1% year-over-year, fourth quarter results reflect meaningful stabilization and improving trajectory, particularly when adjusting for the impact of the exit from Canada. The Company believes this compression in the rate of decline demonstrates that the structural work completed is translating into improved top line performance.

Gross profit was $67 million, or 24.6% of net revenue, a 160 bps improvement year-over-year.

Sales and marketing expense was $38 million, or 13.8% of net revenue, a 350 bps improvement year-over-year.

Technology and general and administrative expense declined to $33 million compared to $48 million in the prior year, a $15 million improvement year-over-year.

Net loss was $21 million, a $60 million improvement year-over-year. Adjusted EBITDA loss (non-GAAP) was $4 million, a $23 million improvement year-over-year.

Cash, cash equivalents, restricted cash and inventory totaled $207 million at quarter end.

Full Year 2025 Results
Net revenue for the full year was $1.0 billion, representing a 25.1% decrease year-over-year. Excluding the impact of the Company’s exit from Canada (non-GAAP), revenue declined 21.6% year-over-year.

Gross profit was $258 million, or 24.7% of net revenue, a 390 bps improvement year-over-year.

Sales and marketing expense was $143 million, or 13.7% of net revenue, a 340 bps improvement year-over-year.

Technology and general and administrative expense declined to $144 million compared to $189 million in the prior year, a $45 million improvement year-over-year.

Net loss narrowed to $85 million, a $174 million improvement year-over-year. Adjusted EBITDA loss (non-GAAP) was $31 million, an $113 million improvement year-over-year.

Operating cash flow use improved by $118 million year-over-year, reflecting structural improvements in the business model and capital discipline.

Strategic Progress
“Our fourth quarter capped a year of measurable financial and operational progress,” said Marcus Lemonis, Executive Chairman and Chief Executive Officer. “We built our core retail discipline, improved margins, enhanced marketing efficiency and strengthened our balance sheet. As importantly, we saw the rate of revenue decline compress meaningfully throughout the year, positioning us for a return to top line growth.”

“Our omnichannel retail brands serve as the front door relationship with the customer,” Lemonis continued. “Our product categories and home services initiatives act as transaction engines that originate demand. These activities feed into our expanding digital and financial infrastructure, creating a connected home ecosystem that increases retention, improves revenue quality and expands lifetime value.”

President and Chief Financial Officer Adrianne Lee added, “We closed 2025 by delivering against our commitments to enhance margins, improve marketing efficiency, and reduce fixed costs. Revenue remains a key priority with focused efforts on conversion and retention tactics to drive disciplined growth. We are encouraged by the significant narrowing of net loss, Adjusted EBITDA loss and operating cash flow use we achieved in 2025.”

2026 Outlook
As the Company enters 2026, it expects revenue trends to continue to improve, targeting low to mid-single digit top line growth for the full year while maintaining disciplined margin and expense management.

Growth is expected to be driven by improved conversion, higher average order value, enhanced retention efforts and expanding ecosystem capabilities. The Company believes it is well positioned to transition from stabilization to durable growth as it advances its objective of becoming the Everything Home Company.

Earnings Webcast and Replay Information
Bed Bath & Beyond will host a webcast to discuss its fourth quarter and full year 2025 financial results and its strategic vision, key initiatives, and provide business updates on Monday, February 23, 2026, at 4:30 p.m. ET. To access the live webcast, visit https://investors.beyond.com. Questions may be emailed in advance of the call to ir@beyond.com.

A replay of the webcast will be available at https://investors.beyond.com shortly after the live event has ended.

On February 23, 2026, in connection with the release of financial results, the Company posted an updated presentation in the “Events & Presentation” portion of its investor relations website at https://investors.beyond.com.

About Bed Bath & Beyond
Bed Bath & Beyond, Inc. (NYSE:BBBY), based in Murray, Utah, is an ecommerce-focused retailer with an affinity model that owns or has ownership interests in various retail brands, offering a comprehensive array of products and services that enable its customers to enhance everyday life through quality, style, and value. The Company currently owns Bed Bath & Beyond, Overstock, buybuy BABY, and now Kirkland's Home, as well as other related brands and websites and a blockchain asset portfolio inclusive of tZERO, GrainChain, and other assets. The Company regularly posts information and updates on its Newsroom and Investor Relations pages on its website, bedbathandbeyond.com.

Contact Information Investor Relations ir@beyond.com pr@beyond.com

Cautionary Note Regarding Forward-Looking Statements
This press release and webcast to discuss our financial results and strategy may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding our quarterly earnings reporting, forecasts of and plans for our growth and demand for our products, financial outlook for 2026 or any other period of time, revenue improvement, profitability or sustained profitability, business strategy, including benefits from our enhanced infrastructure, our long-term goal of becoming the Everything Home Company creating an integrated home ecosystem, margin consistency, improved conversion, higher average order value, enhanced retention efforts, planned expense reductions, value and monetization of our intellectual property, future strategic ventures, improved financial performance, and the timing of any of the foregoing. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements as a result of any new information, future developments, or otherwise. These forward-looking statements are inherently difficult to predict. Actual results could differ materially due to variety of risks, uncertainties, and other important factors including but not limited to: our dependence on third parties, including our fulfillment partners; our competition; consumer needs, expectations, or trends; our reliance on effective marketing; economic factors including recessions, downturns, inflation, exposure to the housing market, and consumer spending; trade policies or restrictions, including tariffs, and related macroeconomic effects; our changing business model and use of our brands, such as the Overstock brand, Bed Bath & Beyond brand, buybuy BABY brand, Kirkland’s and Kirkland’s Home brand; the changing job market and changes to our leadership team or compensation approach; our reliance on paid and natural search engines; our ability to become profitable or generate positive cash flows; our ability to raise additional capital, obtain financing, or monetize significant assets; our dependence on the Internet; our infrastructure; and transaction-processing systems; compliance with ever-evolving federal, state, and foreign laws; cyberattacks or data security incidents; legal proceedings to which we are subject; damage to our reputation or brand image; shipping and customer service; operations; technological advancements, including artificial intelligence; global conflicts; product safety and quality concerns, content and quality; our ever evolving business model; risks related to our Warrants; risks related to our Merger with TBHC; our investments in new business strategies, acquisitions, dispositions, partnerships, or other transactions; and regulatory changes or actions related to cryptocurrencies and blockchain technology. Additional information regarding risks, uncertainties, and other important factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025, in our Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on July 29, 2025, in our Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on October 27, 2025, and in our subsequent filings with the SEC.

Bed Bath & Beyond, Inc. Consolidated Balance Sheets (Unaudited) (in thousands, except per share data)
	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$175,295	$159,169
Restricted cash	26,924	26,924
Accounts receivable, net	20,829	15,847
Inventories	5,162	11,546
Prepaids and other current assets	11,905	14,021
Total current assets	240,115	227,507
Property and equipment, net	13,712	23,544
Intangible assets, net	45,140	30,246
Goodwill	6,160	6,160
Equity securities	66,641	78,186
Operating lease right-of-use assets	5,156	6,858
Other long-term assets, net	48,554	29,453
Total assets	$425,478	$401,954
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$89,992	$81,939
Accrued liabilities	51,297	73,614
Unearned revenue	34,429	43,095
Operating lease liabilities, current	928	1,342
Short-term debt, net	15,500	24,871
Total current liabilities	192,146	224,861
Operating lease liabilities, non-current	5,643	6,452
Other long-term liabilities	9,745	7,909
Total liabilities	207,534	239,222
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000, issued and outstanding - none	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 76,358 and 59,560
Outstanding shares - 68,863 and 53,069	8	5
Additional paid-in capital	1,239,338	1,072,869
Accumulated deficit	(842,711)	(740,466)
Accumulated other comprehensive loss	(2,574)	—
Treasury stock at cost - 7,495 and 6,491	(176,478)	(169,676)
Equity attributable to stockholders of Bed Bath & Beyond, Inc.	217,583	162,732
Equity attributable to noncontrolling interests	361	—
Total stockholders' equity	217,944	162,732
Total liabilities and stockholders' equity	$425,478	$401,954

Bed Bath & Beyond, Inc. Consolidated Statements of Operations (Unaudited) (in thousands, except per share data)
	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net revenue	$273,430	$303,151	$1,044,616	$1,394,964
Cost of goods sold	206,172	233,489	787,094	1,104,800
Gross profit	67,258	69,662	257,522	290,164
Operating expenses
Sales and marketing	37,731	52,509	143,356	238,564
Technology	19,692	29,988	90,276	114,584
General and administrative	13,196	17,843	53,569	74,399
Customer service and merchant fees	9,763	12,212	37,324	53,586
Other operating expense (income), net[1]	—	1,745	(5,790)	(6,882)
Total operating expenses	80,382	114,297	318,735	474,251
Operating loss	(13,124)	(44,635)	(61,213)	(184,087)
Interest income, net	2,215	185	5,052	6,765
Other expense, net[1]	(9,855)	(36,760)	(27,635)	(80,789)
Loss before income taxes	(20,764)	(81,210)	(83,796)	(258,111)
Provision for income taxes	111	49	825	684
Net loss	$(20,875)	$(81,259)	$(84,621)	$(258,795)
Net loss per share of common stock:
Basic	$(0.30)	$(1.66)	$(1.41)	$(5.56)
Diluted	$(0.30)	$(1.66)	$(1.41)	$(5.56)
Weighted average shares of common stock outstanding:
Basic	68,854	49,048	60,130	46,542
Diluted	68,854	49,048	60,130	46,542
1 The amounts in prior period columns have been revised to conform to current period’s presentation for the correction of immaterial errors.

Bed Bath & Beyond, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)
	Year ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(84,621)	$(258,795)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,278	19,062
Non-cash operating lease cost	1,702	3,451
Stock-based compensation to employees and directors	10,853	19,255
Decrease in deferred tax assets, net	473	283
Gain on sale of intangible assets	(5,790)	(10,275)
Write-down of assets held for sale	—	3,385
Loss from equity method securities	28,628	77,687
(Gain) loss on debt securities carried at fair value	(1,439)	2,430
Other non-cash adjustments	178	(14)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,982)	3,573
Inventories	6,384	1,494
Prepaids and other current assets	3,491	1,293
Other long-term assets, net	(354)	(2,175)
Accounts payable	8,055	(24,172)
Accrued liabilities	(24,325)	(31)
Unearned revenue	(8,666)	(6,502)
Operating lease liabilities	(1,223)	(2,819)
Other long-term liabilities	(1,343)	(1,434)
Net cash used in operating activities	(56,701)	(174,304)
Cash flows from investing activities:
Disbursement for notes receivable	(24,694)	(17,000)
Purchase of intangible assets	(15,405)	(6,044)
Purchase of equity securities	(8,000)	—
Expenditures for property and equipment	(7,407)	(14,315)
Proceeds from the sale of intangible assets	6,250	10,275
Proceeds from the sale of assets held for sale	—	51,441
Other investing activities, net	29	569
Net cash provided by (used in) investing activities	(49,227)	24,926

Continued on the following page

Bed Bath & Beyond, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)
	Year ended December 31,
	2025	2024
Cash flows from financing activities:
Proceeds from sale of common stock, net of offering costs	137,312	42,993
Payments on short-term debt	(9,500)	—
Repurchase of shares	(6,218)	—
Payments of taxes withheld upon vesting of employee stock awards	(584)	(3,331)
Proceeds from short-term debt	—	25,000
Payments on long-term debt	—	(34,782)
Other financing activities, net	1,044	2,842
Net cash provided by financing activities	122,054	32,722
Net increase (decrease) in cash, cash equivalents, and restricted cash	16,126	(116,656)
Cash, cash equivalents, and restricted cash, beginning of period	186,093	302,749
Cash, cash equivalents, and restricted cash, end of period	$202,219	$186,093

Supplemental Operational Data
We measure our business using operational metrics, in addition to the financial metrics shown above and the non-GAAP financial measures explained below. We believe these metrics provide investors with additional information regarding our financial results and provide key performance indicators to track our progress. These indicators include changes in customer order patterns and the mix of products purchased by our customers.

Active customers represent the total number of unique customers who have made at least one purchase during the prior twelve-month period. This metric captures both the inflow of new customers and the outflow of existing customers who have not made a purchase during the prior twelve-month period.

Last twelve months (LTM) net revenue per active customer represents total net revenue in a twelve-month period divided by the total number of active customers for the same twelve-month period.

Orders delivered represents the total number of orders delivered in any given period, including orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and in those circumstances, we estimate delivery dates based on historical data.

Average order value is defined as total net revenue in any given period divided by the total number of orders delivered in that period.

Orders per active customer is defined as orders delivered in a twelve-month period divided by active customers for the same twelve-month period.

The following table provides our key operating metrics:
(in thousands, except for LTM net revenue per active customer, average order value and orders per active customer)

	Three months ended December 31,
	2025	2024
Active customers	3,962	5,415
LTM net revenue per active customer	$264	$258
Orders delivered	1,415	1,675
Average order value	$193	$181
Orders per active customer	1.30	1.37

Non-GAAP Financial Measures and Reconciliations
We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted diluted net loss per share, adjusted EBITDA, Net revenue excluding the impact from our exit from Canada, and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance and, in the case of free cash flow, our liquidity position, in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted diluted net loss per share is a non-GAAP financial measure that is calculated as net income (net loss) less the income or losses recognized from our equity method securities and the gains or losses on debt securities carried at fair value. We believe that these adjustments to our net income (net loss) before calculating per share amounts provide meaningful supplemental information for investors by excluding items that are not reflective of our core retail operations and that introduce significant volatility into GAAP results. We believe excluding these adjustments enhances the comparability of our financial results across reporting periods and offers greater and supplemental insight into the performance of our core retail operations when presented in conjunction with our GAAP disclosures.

More specifically, the income or loss from equity method securities relates to our blockchain asset portfolio, which includes passive investments in early-stage blockchain technology companies. These investments are ancillary to our retail business and are not part of our strategic or operational planning for the retail segment. Additionally, the market value and performance of these investments are subject to material volatility driven by external factors unrelated to our retail business. Similarly, the gain or loss on debt securities carried at fair value arises from non-operating investments where we do not participate in day-to-day operations, capital allocation, or economically significant decision-making. These gains or losses are all non-cash, and the Company believes their inclusion in GAAP net income (net loss) can, in the absence of additional context, distort the comparability of our operating performance across periods.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income (net loss) before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We believe the exclusion of certain benefits and expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring.

Net revenue excluding the impact from our exit from Canada as a percentage year-over-year is a non-GAAP financial measure that is calculated as net revenue of $273 million for the three months ending December 31, 2025 less $292 million for the three months ending December 31, 2024, divided by the $292 million for the three months ending December 31, 2024. These figures exclude the impacts of Canada for the same periods which were $0 for the three months ending December 31, 2025, and $11 million for the three months ending December 31, 2024. For the full year 2025, net revenue excluding the impact from our exit from Canada as a percentage year-over-year is calculated as net revenue of $1,036 million for the year ending December 31, 2025 less $1,321 million for the year ending December 31, 2024, divided by the $1,321 for the year ending December 31, 2024. These figures exclude the impacts of Canada for the same periods which were $8 million for the year ending December 31, 2025, and $73 million for the year ending December 31, 2024. Bed Bath & Beyond, Inc. discontinued sales through their Canadian website on July 4, 2025.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in operating activities reduced by expenditures for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.

The following tables reflects the reconciliation of adjusted diluted net loss per share to diluted net loss per share (in thousands, except per share data):

	Three months ended December 31,
	2025
	Diluted EPS	Less: loss on debt securities carried at fair value[1]	Less: equity method income[1]	Adjusted Diluted EPS
Numerator:
Net loss attributable to common stockholders	$(20,875)	$2,144	$(11,984)	$(11,035)

Denominator:
Weighted average shares of common stock outstanding—diluted	68,854	68,854	68,854	68,854

Net loss per share of common stock:
Diluted	$(0.30)	$0.03	$(0.17)	$(0.16)

	Three months ended December 31,
	2024
	Diluted EPS	Less: loss on debt securities carried at fair value[1]	Less: equity method income[1]	Adjusted Diluted EPS
Numerator:
Net loss attributable to common stockholders	$(81,259)	$(2,430)	$(34,282)	$(44,547)

Denominator:
Weighted average shares of common stock outstanding—diluted	49,048	49,048	49,048	49,048

Net loss per share of common stock:
Diluted	$(1.66)	$(0.05)	$(0.70)	$(0.91)

	Year ended December 31,
	2025
	Diluted EPS	Less: loss on debt securities carried at fair value[1]	Less: equity method income[1]	Adjusted Diluted EPS
Numerator:
Net loss attributable to common stockholders	$(84,621)	$1,439	$(28,628)	$(57,432)

Denominator:
Weighted average shares of common stock outstanding—diluted	60,130	60,130	60,130	60,130

Net loss per share of common stock:
Diluted	$(1.41)	$0.02	$(0.47)	$(0.96)

	Year ended December 31,
	2024
	Diluted EPS	Less: loss on debt securities carried at fair value[1]	Less: equity method income[1]	Adjusted Diluted EPS
Numerator:
Net loss attributable to common stockholders	$(258,795)	$(2,430)	$(77,686)	$(178,679)

Denominator:
Weighted average shares of common stock outstanding—diluted	46,542	46,542	46,542	46,542

Net loss per share of common stock:
Diluted	$(5.56)	$(0.05)	$(1.67)	$(3.84)
1 There was no income tax effect related to the non-GAAP adjustments for any of the periods presented. Our non-GAAP income tax rate was 0% for each period primarily due to having operating losses and that the gains and losses reflected in the non-GAAP adjustments were unrealized. Further, there is no deferred income tax impact related to these adjustments primarily due to the valuation allowance against our deferred tax assets.

The following table reflects the reconciliation of adjusted EBITDA to net loss (in thousands):

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net loss	$(20,875)	$(81,259)	$(84,621)	$(258,795)
Depreciation and amortization	3,475	6,323	16,278	19,062
Stock-based compensation	2,851	2,871	10,853	19,255
Interest income, net	(2,215)	(185)	(5,052)	(6,765)
Other expense, net[1]	9,855	36,760	27,635	80,789
Provision for income taxes	111	49	825	684
Special items (see table below)	2,353	7,589	3,395	1,786
Adjusted EBITDA	$(4,445)	$(27,852)	$(30,687)	$(143,984)

Special items:
Brand integration and related costs	$—	$284	$—	$658
Restructuring costs[2]	2,353	4,997	9,185	7,447
(Gains) losses on discrete asset disposals[1]	—	1,745	(5,790)	(6,882)
Special legal charges and other	—	563	—	563
	$2,353	$7,589	$3,395	$1,786
1 The amounts in prior period columns have been revised to conform to current period’s presentation for the correction of immaterial errors.
2 Inclusive of certain severance and lease termination costs.

The following table reflects the reconciliation of free cash flow to net cash used in operating activities (in thousands):

	Year ended December 31,
	2025	2024
Net cash used in operating activities	$(56,701)	$(174,304)
Expenditures for property and equipment	(7,407)	(14,315)
Free cash flow	$(64,108)	$(188,619)